EXHIBIT 10.49

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

2002 PHANTOM UNIT PLAN

Effective June 1, 2002

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
2002 PHANTOM UNIT PLAN

     WHEREAS, Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company (“TEPPCO”), desires to establish the Texas Eastern Products Pipeline Company, LLC 2002 Phantom Unit Plan (the “Plan”) for certain key employees so as to offer them a further incentive to increase the earnings of TEPPCO Partners, L.P.;

     WHEREAS, it is intended that the Plan shall constitute a bonus program within the meaning of Department of Labor Regulation section 2510.3-2(c) that is exempt from coverage under the Employee Retirement Income Security Act of 1974, as amended;

     NOW, THEREFORE, TEPPCO adopts the Plan as follows:

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
2002 PHANTOM UNIT PLAN

TABLE OF CONTENTS

Section

ARTICLE I — PLAN PURPOSE AND TERM
Purpose	1.1
Effective Date of Plan	1.2
ARTICLE II — DEFINITIONS
Account	2.1
Affiliate	2.2
Award	2.3
Award Agreement	2.4
Board	2.5
Change in Control	2.6
Code	2.7
Committee	2.8
Employee	2.9
Fair Market Value	2.10
Grantee	2.11
Partnership	2.12
Phantom Unit	2.13
Plan	2.14
Separation From Service	2.15
TEPPCO	2.16
Unit	2.17
Vested Interest	2.18
Year of Service	2.19
ARTICLE III — AWARDS
Granting of Awards	3.1
Terms of Awards	3.2
Special Ledger	3.3
ARTICLE IV — CALCULATION AND PAYMENT OF BENEFITS
Periodic Payments	4.1
Terminal Value Payments	4.2
Form of Payment Under an Award	4.3
No Interest on Award	4.4
Adjustments Due to Changes in the Partnership’s Capital Structure	4.5

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ARTICLE V — VESTING OF AWARDS
ARTICLE VI — ADMINISTRATION
General	6.1
Powers of Committee	6.2
Committee Discretion	6.3
Disqualification of Committee Member	6.4
ARTICLE VII — AMENDMENT OR TERMINATION OF PLAN
ARTICLE VIII — FUNDING
Payments Under the Plan Are the Obligation of TEPPCO	8.1
Grantees Must Rely Solely on the General Credit of TEPPCO	8.2
Unfunded Arrangement	8.3
ARTICLE IV — MISCELLANEOUS
No Employment Obligation	9.1
Tax Withholding	9.2
Indemnification of the Committee	9.3
Gender and Number	9.4
Headings	9.5
Other Compensation Plans	9.6
Rights of Company and Affiliates	9.7
Nonalienation of Benefits	9.8
No Rights as an Owner	9.9
Governing Law	9.10

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ARTICLE I

PLAN PURPOSE AND TERM

     1.1 Purpose. The Plan is intended to provide those persons who have substantial responsibility for the management and growth of TEPPCO with additional incentives to increase the earnings of TEPPCO Partners, L.P.

     1.2 Effective Date of Plan. The Plan is effective June 1, 2002.

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ARTICLE II

DEFINITIONS

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

     2.1 “Account” means a bookkeeping ledger maintained by the Committee that reflects the number of Phantom Units awarded to the Grantee which have not been redeemed or forfeited.

     2.2 “Affiliate” means an entity that is treated as a single employer together with TEPPCO for certain employee benefit purposes under section 414 of the Code.

     2.3 “Award” means a bonus opportunity granted under the Plan.

     2.4 “Award Agreement” means the written agreement between TEPPCO and a Grantee that sets forth the terms of an Award.

     2.5 “Board” means the board of directors of TEPPCO.

     2.6 “Change in Control” means

               (i)  any person becomes the beneficial owner, directly or in- directly, of securities of the Partnership representing 66 percent or more of the Partnership’s then outstanding Units; or

               (ii)  any person becomes the beneficial owner, directly or indirectly, of 50 percent or more of the Units and TEPPCO delivers notice of withdrawal or is otherwise removed as the general partner of the Partnership; or

               (iii)  the merger or consolidation of the Partnership with one or more corporations, business trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership, a limited partnership or a limited liability company, pursuant to a written agreement of merger or consolidation in accordance with Article 16 of the Second Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P., dated November 30, 1998, as it may be amended from time to time, and TEPPCO delivers notice of withdrawal or is otherwise removed as the general partner of the Partnership; or

               (iv)  any person is or becomes the beneficial owner, directly or indirectly, of securities of TEPPCO representing more than 50 percent of the combined voting power of TEPPCO’s then outstanding voting securities; or

               (v)  all or substantially all of the assets and business of TEPPCO, the Partnership, TE Products Pipeline Company, Limited Partnership or TCTM, L.P. are sold, transferred or assigned to, or otherwise acquired by, any person or persons; or

               (vi)  the dissolution or liquidation of the Partnership, TE Products Pipeline Company, Limited Partnership, TCTM, L.P. or TEPPCO; or

               (vii)  the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of TEPPCO, the Partnership or TE Products Pipeline Company, Limited Partnership or TCTM, L.P.

For purposes of this definition, the term “beneficial owner” shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended, and in the regulations promulgated thereunder. The term “person” shall mean an individual, corporation, partnership, trust, unincorporated organization, association or other entity provided that the term “person” shall not include (a) Duke Energy Corporation (“Duke”), (b) any affiliate of Duke, or (c) any employee benefit plan maintained by Duke or any affiliate of Duke. For purposes of this definition, the term “affiliate” or “affiliates” shall mean when used with respect to a specified person or entity, any other person or entity directly or indirectly controlled by, controlling, or under direct or indirect common control with the specified person or entity. For the purpose of this definition, “control” or “controlled” when used with respect to any specified person or entity means the power to direct the management and policies of that person or entity whether through the ownership of voting securities, membership interest or by contract.

     2.7 “Code” means the Internal Revenue Code of 1986, as amended.

     2.8 “Committee” means members of the Compensation Committee of the Board.

     2.9 “Employee” means a person who is employed by TEPPCO as a common law employee.

     2.10 “Fair Market Value” means the closing price of a Unit as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System on the applicable date, or if there have been no reported sales on such date, on the last preceding date on which reported sales were effected.

     2.11 “Grantee” means an Employee who has been granted an Award under the Plan.

     2.12 “Partnership” means TEPPCO Partners, L.P., a Delaware limited partnership.

     2.13 “Phantom Units” means a conditional promise by TEPPCO to make payment to a Grantee in cash, determined by reference to Units and in accordance with the terms of the Plan and the applicable Award Agreement.

     2.14 “Plan” means the Texas Eastern Products Pipeline Company, LLC 2002 Phantom Unit Plan, as set forth in this document and as it may be amended from time to time.

     2.15 “Separation From Service” means the termination of the employment relationship between the Grantee and TEPPCO and all Affiliates.

     2.16 “TEPPCO” means Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company.

     2.17 “Unit” means a limited partnership unit in the Partnership.

     2.18 “Vested Interest” means a Grantee’s nonforfeitable interest in his or her Award determined in accordance with Article V.

     2.18 “Year of Service” means a consecutive 12-month period that commences on the date of grant of the applicable Award or an anniversary thereof.

ARTICLE III

AWARDS

     3.1 Granting of Awards. The Committee may grant to those regular, full-time salaried employees of TEPPCO as it shall determine Awards under the terms and conditions of the Plan.

     3.2 Terms of Awards. The terms of each Award shall be specified in an Award Agreement. An Award Agreement shall specify (a) the number of Phantom Units subject to the Award, (b) the date on which the Award is granted, and (c) any other provisions that the Committee deems appropriate which are not inconsistent with the terms of the Plan.

     3.3 Special Ledger. The Committee shall establish or cause to be established an appropriate record that will reflect the name of each Grantee and all other information necessary to properly reflect each Grantee’s Awards made by the Committee.

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ARTICLE IV

CALCULATION AND PAYMENT OF BENEFITS

     4.1 Periodic Payments. Each time a quarterly cash distribution is paid to a Unit owner, TEPPCO shall pay to the Grantee, an amount equal to the product of the number of Phantom Units then credited to the Grantee’s Account and the amount of the cash distribution paid per Unit by the Partnership.

     4.2 Redemption Payments. As soon as administratively practicable after the Grantee attains a Vested Interest in a Phantom Unit, TEPPCO shall pay the Grantee an amount equal to the Fair Market Value of a Unit determined as of the date the Grantee attains a Vested Interest in the Phantom Unit. Upon the redemption of the Phantom Unit the Phantom Unit shall no longer be credited to the Grantee’s Account.

     4.3 Form of Payment Under an Award. All payments under Awards shall be in the form of cash.

     4.4 No Interest on Award. No interest shall be credited with respect to any Award or any payment under an Award.

     4.5 Adjustments Due to Changes in the Partnership’s Capital Structure. If the Partnership shall effect a subdivision or consolidation of Units or other capital readjustment, or other increase or reduction of the number of Units outstanding, without receiving compensation for it in money, services or property, then the number of Phantom Units subject to outstanding Awards under the Plan shall be appropriately adjusted by the Committee in such a manner as to entitle a Grantee to receive the equivalent compensation he or she would have received under the Award had there been no event requiring the adjustment.

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ARTICLE V

VESTING OF AWARDS

     A Grantee shall have a Vested Interest in the following percentage of the number of Phantom Units initially granted under his or her Award (as adjusted pursuant to Section 4.5);

Number of Years of Service	Vested Percentage

Less than one	0
One but less than two	10
Two but less than three	20
Three but less than four	30
Four but less than five	40
Five or more	100

     Except as specified above, a Grantee has no Vested Interest in the Phantom Units credited to his or her Account; [provided, however, that upon the occurrence of a Change in Control prior to the Grantee’s Separation From Service, the Grantee shall have a 100 percent Vested Interest in the Phantom Units credited to his or her Account]. Upon a Grantee’s Separation From Service, the Grantee shall not earn any additional Years of Service and to the extent that the Grantee does not then have a Vested Interest in the Phantom Units credited to his or her Account such Phantom Units shall be immediately forfeited.

V-1

ARTICLE VI

ADMINISTRATION

     6.1 General. The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held.

     6.2 Powers of Committee. The Committee shall have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and will have all the powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

                    (a)  to make rules, regulations and administrative guidelines for the administration of the Plan;

                    (b)  to construe all terms, provisions, conditions and limitations of the Plan;

                    (c)  to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect for the greatest benefit of all parties at interest;

                    (d)  to determine all controversies relating to the administration of the Plan, including but not limited to:

                              (1)  differences of opinion arising between TEPPCO and a Grantee; and

                              (2)  any question it deems advisable to determine in order to promote the uniform administration of the Plan for the benefit of all parties at interest;

                    (e)  to determine the Employees who shall participate in the Plan from time to time;

                    (f)  to determine the number of Phantom Units to be awarded to each Grantee; and

                    (g)  to determine the terms and conditions, if any, not inconsistent with the terms of the Plan that are to be placed upon the Award or Awards given to a particular Grantee.

     6.3 Committee Discretion. The Committee in exercising any power or authority granted under the Plan or in making any determination under the Plan shall perform or refrain

VI-1

from performing those acts in its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee’s decisions shall never be subject to de novo review, but instead shall only be overturned if found to be arbitrary or capricious by an arbitrator or a court of law.

     6.4 Disqualification of Committee Member. A member of the Committee shall not vote or act on any Plan matter relating solely to himself.

VI-2

ARTICLE VII

AMENDMENT OR TERMINATION OF PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion. However, no amendment or termination of the Plan may, without the consent of a Grantee, reduce the Grantee’s right to a payment under the Plan that he or she is entitled to receive under the terms of the Plan in effect prior to the amendment or termination.

VII-1

ARTICLE VIII

FUNDING

     8.1 Payments Under the Plan Are the Obligation of TEPPCO. Benefits due under the Plan will be paid by TEPPCO.

     8.2 Grantees Must Rely Solely on the General Credit of TEPPCO. The Plan is only a general corporate commitment of TEPPCO and each Grantee must rely solely upon the general credit of TEPPCO for the fulfillment of its obligations hereunder. Under all circumstances the rights of the Grantee to any asset held by TEPPCO will be no greater than the rights expressed in the Plan. Nothing contained in the Plan or an Award will constitute a guarantee by TEPPCO that the assets of TEPPCO will be sufficient to pay any benefits under the Plan or would place the Grantee in a secured position ahead of general creditors of TEPPCO; the Grantees are only unsecured creditors of TEPPCO with respect to their Plan benefits and the Plan constitutes a mere promise by TEPPCO to make benefit payments in the future. No specific assets of TEPPCO have been or will be set aside, or will be pledged in any way for the performance of TEPPCO’s obligations under the Plan which would remove such assets from being subject to the general creditors of TEPPCO.

     8.3 Unfunded Arrangement. It is intended that the Plan shall be unfunded for tax purposes and for purposes of Title of the Employee Retirement Income Security Act of 1974, as amended.

VIII-1

ARTICLE IX

MISCELLANEOUS

     9.1 No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon TEPPCO or any Affiliate any obligation to employ or continue to employ the Grantee. The right of TEPPCO or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.

     9.2 Tax Withholding. TEPPCO shall be entitled to deduct from payments made under an Award or other compensation payable to each Grantee any sums required by federal, state, or local tax law to be withheld with respect to payments under the Award.

     9.3 Indemnification of the Committee. TEPPCO shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his or her part to indemnity from TEPPCO for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to TEPPCO itself) reasonably incurred by him or her in connection with or arising out of any action, suit, or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses — including, without limitation, matters as to which he or she shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his or her duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which he or she shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, he or she shall have offered TEPPCO, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract, or otherwise.

     9.4 Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

     9.5 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

     9.6 Other Compensation Plans. The adoption and maintenance of the Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for TEPPCO or any Affiliate or preclude TEPPCO from establishing any other forms of incentive or other compensation for employees of TEPPCO or any Affiliate.

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     9.7 Rights of Company and Affiliates. The existence of Phantom Units shall not affect in any way the right or power of TEPPCO or an Affiliate to (a) make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in TEPPCO’s or an Affiliate’s structure or business, (b) approve and consummate any merger or consolidation of TEPPCO or an Affiliate with or into any entity, (c) issue any bonds, debentures or Company or Affiliate interests of any nature whatsoever to any person, (d) approve and consummate the dissolution or liquidation of TEPPCO or an Affiliate or any sale or transfer of all or any part of TEPPCO’s or an Affiliate’s assets or business or (e) approve and consummate any other act or proceeding whether of a similar character or otherwise.

     9.8 Nonalienation of Benefits. No benefit provided under the Plan shall be transferable by the Grantee except pursuant to a state domestic relations order. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under the Plan shall be void. No right or benefit under the Plan shall, in any manner, be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to the right or benefit. If any Grantee becomes bankrupt or attempts to anticipate, alienate, assign, pledge, sell, encumber or charge any right or benefit under the Plan then the right or benefit shall, in the discretion of the Committee, cease. In that event, TEPPCO and/or one or more Affiliates may hold or apply the right or benefit or any part of the right or benefit for the benefit of the Grantee, his or her spouse, children or other dependents or any of them in the manner and in the proportion that the Committee shall deem proper, in its sole discretion, but is not required to do so. The restrictions in this Section 9.8 shall not apply to state domestic relations orders.

     9.9 No Rights as an Owner. No Grantee shall have any rights as a Unit owner as a result of his or her Award. No Award will permit any Grantee to exercise any managerial rights or powers with respect to TEPPCO, the Partnership or any Affiliate.

     9.10 Governing Law. The validity, interpretation, construction and enforceability of the Plan shall be governed by the laws of the State of Texas.

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     IN WITNESS WHEREOF, TEPPCO has caused this Agreement to be executed by its authorized officer on this 1st day of June, 2002, effective as of June 1, 2002.

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

By:	/s/ BARRY R. PEARL

Title:	President and Chief Executive Officer